Exhibit C

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Cisco Systems International SARL, a company formed under the laws of the Switzerland, having its registered office at Avenue des Uttins 5, Rolle, Vaud, 1180 Switzerland, hereby constitutes and appoints Prat Bhatt, Roger Biscay, Mark Gorman and Evan Sloves, and each of them, as the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, any and all Form ID, or Form 3, 4 or 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Act”), and any and all Schedule 13D, Form 13F or Schedule 13G documents required to be filed by the undersigned in accordance with Sections 13(d), 13(f) and 13(g) of the Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5 reports, or Schedule 13D, Form 13F or Schedule 13G documents, and timely file such reports or schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned’s responsibilities to comply with Section 16 or Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports, or Schedule 13D, Form 13F or Schedule 13G, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of April, 2014.

Cisco Systems International SARL
a Netherlands company

By:	/s/ Lolkje Boersma

Print Name:	Lolkje Boersma
Print Title:	Director